                               EXCHANGE AGREEMENT


                  EXCHANGE AGREEMENT dated as of March 19, 1998 among Security Capital Corporation (the "Company"), CP Acquisition, L.P. No. 1, FGS, Inc., Capital Partners, Inc., A. George Gebauer, Frank J. Sokol, John A. Bogardus, Jr. and the Trust dated 6/26/81 f/b/o the children of Brian D. Fitzgerald (collectively, the "Stockholders"), and Brian D. Fitzgerald (solely with respect to Section 4.3 of this Agreement).


                             W I T N E S S E T H :

                  WHEREAS, Capital Partners, Inc., on behalf of the holders of all the outstanding shares of the Company's Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), has suggested that the Company consider an exchange of all the outstanding shares of the Class A Preferred Stock, and all accrued dividends thereon, for shares of the Company's Class A Common Stock (as defined below), at an exchange price per share equal to $4.00; and

                  WHEREAS, as of December 31, 1997, 30,000 shares of Class A Preferred Stock were outstanding, and such shares had an aggregate liquidation preference of $3,000,000, not including accrued dividends thereon of $1,987,500; and

                  WHEREAS, the Company and the Stockholders desire that the Stockholders exchange shares of the Company's Preferred Stock and all accrued dividends thereon for shares of the Company's Class A Common Stock, upon the terms set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1.        Exchange of Shares

                           (a)  Exchange Shares.  Subject to the terms and
conditions set forth herein, each Stockholder shall tender all shares of the Class A Preferred Stock held by it as of December 31, 1997, in exchange for shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company (the "Exchange"). The shares of Class A Common Stock to be received by the Stockholders in the Exchange shall be hereinafter referred to as the "Exchange Shares" and shall be calculated as to each Stockholder as follows:

                           Number of Exchange Shares =

(number of shares of Class A Preferred Stock  X $100.00) + all accrued dividends thereon
----------------------------------------------------------------------------------------
                                             $4.00

Schedule 1 to this Agreement lists, as to each Stockholder, the number of shares of Class A Preferred Stock held, the accrued dividends thereon and the number of Exchange Shares to be received in the Exchange.

                  (b) The Exchange. Subject to the terms and conditions set forth herein, the Exchange shall close on March 19, 1998 (the "Closing Date"), and shall be effective as of December 31, 1997 (the "Exchange Date"). Certificates representing shares of Class A Preferred Stock shall be canceled as of the Exchange Date and, upon presentation of the canceled certificates to the Company, Stockholders shall be entitled to receive certificate(s) representing the Exchange Shares for which such canceled shares have been exchanged, and all other rights of the Stockholders as to the shares of Class A Preferred Stock being exchanged shall cease. All certificates representing the Exchange Shares shall conspicuously bear the following legend:

                  "The shares represented by this certificate are subject to certain restrictions on transfers set forth in Article FOURTH (C) of the Company's Certificate of Incorporation, the full text of which is printed on the reverse side of this certificate. ANY DIRECT OR INDIRECT ATTEMPT TO ACQUIRE CLASS A COMMON STOCK OF THE COMPANY OR CONTINGENT OR NONCONTINGENT RIGHTS TO ACQUIRE SUCH STOCK IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."


         SECTION 2.  Representations, Warranties
                     and Agreements of the Company

                  The Company represents and warrants to and agrees with the Stockholders as follows (which representations, warranties and agreements shall survive the Closing Date):

                  2.1 Execution, Etc. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  2.2 Consents. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority or any other person is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  2.3 No Violations, etc.. Neither the Exchange nor the consummation of any of the other transactions contemplated by this Agreement, nor the fulfillment of the terms of this Agreement by the Company conflicts with, results in a breach of or constitutes a default under any agreement, contract, mortgage, note, undertaking, indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which its assets are subject, or any judgment, writ, decree, order, statute, rule or regulation applicable to the Company or to which its assets are subject.


         SECTION 3. Representations, Warranties and Agreements of the Stockholders

                  Each Stockholder severally represents and warrants to and agrees with the Company as follows (which representations, warranties and agreements shall survive the Closing Date):

                  3.1 Execution, Etc. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including without limitation all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  3.2 Consents. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority or any other person is required on the part of such Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  3.3 No Violations, etc. Neither the Exchange nor the consummation of any of the other transactions contemplated by this Agreement, nor the fulfillment of the terms of this Agreement by such Stockholder conflicts with, results in a breach of or constitutes a default under any agreement, contract, mortgage, note, undertaking, indenture or other agreement or instrument to which such Stockholder is a party or by which it is bound or to which its assets are subject, or any judgment, writ, decree, order, statute, rule or regulation applicable to such Stockholder or to which its assets are subject.

                  3.4 Title to Shares. Such Stockholder is the record and beneficial owner of the shares of Class A Preferred Stock listed opposite its name on Schedule 1 to this Agreement and owns such shares free and clear of all liens, claims, charges, encumbrances, rights of third parties and security interests of any kind or nature whatsoever including, without limitation, any restrictions on the voting or transfer thereof.


         SECTION 4.  Covenants and Other Agreements

                  4.1 Listing of Exchange Shares. The Company will use its best efforts to cause all of the Exchange Shares to be listed on the Pacific Stock Exchange or any securities exchange or interdealer quotation system on which similar securities issued by the Company are listed.

                  4.2 Registration Rights. The Stockholders are hereby granted rights relating to the registration of the Exchange Shares under the Securities Act of 1933, as amended, identical to any such rights previously granted to Capital Partners, Inc. in respect of shares of Class A Common Stock owned by it.

                  4.3 "Going Private" Transactions. Brian D. Fitzgerald hereby agrees that neither he nor any entity controlled by him will, directly or indirectly, propose or effect, during the five-year period following the Exchange Date any Rule 13e-3 transaction (within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which (i) involves any class of equity securities of the Company which is (x) subject to
Section 12(g) or Section 15(d) of the Exchange Act or (y) listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system, and (ii) has one of the effects referred to in Rule 13e-3(a)(3)(ii).

                  4.4 Certificate of Incorporation. The Company hereby agrees to use its best efforts to cause a proposal to amend the Company's Amended and Restated Certificate of Incorporation to delete Article Twelfth therefrom to be submitted to its stockholders at the 1998 Annual Meeting of stockholders.


         SECTION 5.   Conditions to the Parties' Obligations

                  5.1 Conditions to Each Stockholder's Obligation.

                           (a)  Each Stockholder's obligation to participate in
the Exchange is subject to the satisfaction, at or before the Exchange Date and the Closing Date, of each of the following conditions:

                           (i) The representations and warranties of the Company
                  shall be true and accurate in all respects at and as of the Exchange Date and the Closing Date.

                           (ii) The Company shall have performed in all respects
                  all obligations required by this Agreement to be performed by it before or on the Closing Date.

                  5.2      Conditions to the Company's Obligation.

                  (a) The Company's obligation to issue the Exchange Shares is subject to the satisfaction, at or before the Exchange Date and the Closing Date, of each of the following conditions:

                           (i) The Stockholders shall have delivered to the
                  Company the shares of Class A Preferred Stock pursuant to
                  Section 1 of this Agreement.

                           (ii) The representations and warranties of the
                  Stockholders set forth in this Agreement shall be true and accurate in all respects at and as of the Exchange Date and the Closing Date.

                           (iii) The Stockholders shall have performed in all
                  respects all obligations required by this Agreement to be performed by them before or on the Closing Date.


         SECTION 6.  Miscellaneous

                  6.1 Benefits; Assignments. This Agreement shall inure exclusively to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company or any Stockholder without the prior written consent of the other.

                  6.2 Amendment and Waiver. No provision of this Agreement may be amended or otherwise modified except in writing executed by the Company and the Stockholders holding, at the time of any amendment, a majority in interest of the Exchange Shares. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  6.3 Governing Law; Headings. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, except to the extent that the Delaware General Corporation Law applies, in which case such law shall apply. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

                  6.4 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

                  6.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the Exchange. Any certificate or other document delivered pursuant to or in connection with this Agreement shall be deemed to be part of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                    SECURITY CAPITAL CORPORATION



                                    By:  /s/ A. George Gebauer
                                            ------------------------------------
                                         Name:  A. George Gebauer
                                         Title:    President

                                    CP ACQUISITION, L.P. NO.1
                                    By: Capital Partners, Inc.
                                         General Partner


                                    By:  /s/ A. George Gebauer
                                            ------------------------------------
                                         Name: A. George Gebauer
                                         Title:   Vice President


                                    FGS, INC.



                                    By:  /s/ A. George Gebauer
                                            ------------------------------------
                                         Name:  A. George Gebauer
                                         Title:    Vice President


                                    CAPITAL PARTNERS, INC.



                                    By:  /s/ A. George Gebauer
                                            ------------------------------------
                                         Name:  A. George Gebauer
                                         Title:    Vice President


                                         /s/ A. George Gebauer
                                            ------------------------------------
                                             A. George Gebauer

                                 /s/ Frank J. Sokol
                                ------------------------------------------------
                                    Frank J. Sokol

                                 /s/ John A. Bogardus, Jr.
                                 -----------------------------------------------
                                 John A. Bogardus, Jr.


                            TRUST DATED 6/26/81
                                 F/B/O THE CHILDREN OF
                                 BRIAN D. FITZGERALD


                            By:  /s/ James E. Fitzgerald
                                 -----------------------------------------------
                                 Name:  James E. Fitzgerald
                                 Title: Trustee

                                 /s/ Brian D. Fitzgerald
                                 -----------------------------------------------
                                 Brian D. Fitzgerald  (solely for purposes of
                                                       Section 4.3)

                                                                           Schedule 1
                                                                     As of December 31, 1997

                                           No. of                                                              No. of Shares
                                      Shares of Class A  Principal     Accrued             Total             of Class A Common
Holder                                 Preferred Stock     Amount      Dividends    Principal & Dividends    Stock at $4/Share
------                                 ---------------   ----------   ----------    ---------------------    -----------------
CP Acquisition L.P., No. 1                 23,168        $2,316,800   $1,534,880        $3,851,680                 962,920
FGS, Inc.                                   4,160           416,000      275,600           691,600                 172,900
Capital Partners, Inc.                        650            65,000       43,062           108,062                  27,016
A. George Gebauer                             703            70,300       46,574           116,874                  29,218
Frank J. Sokol                                335            33,500       22,194            55,694                  13,923
John A. Bogardus, Jr                          334            33,400       22,127            55,527                  13,882
Trust Dated 6/26/81 FBO Children of
Brian D. Fitzgerald, James E
Fitzgerald, Trustee                           650            65,000       43,063           108,063                  27,016
                                       ---------------------------------------------------------------------------------------

                                           30,000        $3,000,000   $1,987,500(1)     $4,987,500               1,246,875
                                       =======================================================================================

(1)  $66.25 accrued dividends per share as of 12/31/97.